SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
            Febraury 28, 2000

             RESIDENTIAL ASSET SECURITIES CORP
 (Exact name of the registrant as specified in its charter)

  Delaware            333-84939                       51-0362653
(State or other   (Commission File Number)        (I.R.S Employee
jurisdiction of                                   Identification No.)
incorporation)

                      8400 Normandale Lake Boulevard 55437
                        Minneapolis, Minnesota (Zip Code)

                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code
(612) 832-7000

Item 5.  Other Events

See the respective monthly reports, each reflecting the required information for the February, 2000 distribution to holders of the following series of Conduit Mortgage Pass-Through Certificates.

Master Serviced by Residential Funding Corporation

1995-KS1    RASC


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1995-KS2  RASC  1995-KS3 RASC 1995-KS4 RASC 1996-KS1 RASC 1996-KS2 RASC 1996-KS3
RASC 1996-KS4 RASC 1996-KS5 RASC 1997-KS1 RASC 1997-KS2 RASC 1997-KS3 RASC 1997-KS4 GR1RASC 1998-KS1 RASC 1998-KS2 RASC 1998-KS3 RASC 1998-KS4 RASC 1998-RS1 RASC 1999-KS1 RASC 1999-KS2 RASC 1999-KS3 RASC 1999-KS4 RASC 1999-RS1
RASC 1999-RS2 RASC 1999-RS3 RASC 1999-RS4 RASC 1999-RS5 RASC

Item 7.  Financial Statements and Exhibits

(a)  See attached monthly reports


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESIDENTIAL ASSET SECURITIES CORP

   BY: /S/DAVEE OLSON
 Name: Davee Olson
Title: Chief Financial Officer
Dated: February 28, 2000


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